--------------------------------------------------------------------------------

                                 $ [192,402,000]
                     LEHMAN XS TRUST, SERIES 2007-3 Group 4
                         SENIOR/SUBORDINATE CERTIFICATES



                          Lehman Brothers Holdings Inc.
                              (Sponsor and Seller)


                     Structured Asset Securities Corporation
                                   (Depositor)


                                      [TBD]
                                    (Trustee)





                              Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated February 12, 2007 and the prospectus dated November 13, 2006 (this may be obtained on Lehman Brothers' web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

                                  Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under "Risk Factors" in the terms sheet supplement dated February 12, 2007 and the prospectus dated November 13, 2006 which is conveyed with this document.

--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

------------------------------------------------------------------------------------------------------------------------------------
                                                          Est.          Est.
                Approx.                      Approx.     WAL to       WAL to                                    Interest     Delay/
               Size ($)        Coupon /      Initial    10% Call    Maturity       Window       Principal       Accrual      Accrual
  Class *   (Thousands)(1)    Margin (3)     C/E(%)     (yrs.)(2)   (yrs.)(2)    to Call(2)       Type         Convention    Period
------------------------------------------------------------------------------------------------------------------------------------
   4A-A1      [114,106]      LIBOR + [%]     [9.20]%     [3.04]       [3.30]     3/07-3/15        Senior         30/ 360      0 day
 4A-AIO(4)   [114,106] (5)       [%]         [9.20]%      N/A           N/A      3/07-3/15   Senior/ Interest    30/ 360      0 day
                                                                                                   Only
   4B-A1       [78,296]      LIBOR + [%]     [9.20]%     [3.09]       [3.36]     3/07-3/15        Senior         30/ 360      0 day
 4B-AIO(4)    [78,296] (5)       [%]         [9.20]%      N/A           N/A      3/07-3/15   Senior/ Interest    30/ 360      0 day
                                                                                                   Only
   M1(4)       [6,780]           [%]         [6.00]%     [5.33]       [5.82]     3/10-3/15      Subordinate      30/ 360     24 day
   M2(4)       [4,767]           [%]         [3.75]%     [5.32]       [5.73]     3/10-3/15      Subordinate      30/ 360     24 day
   M3(4)       [2,330]           [%]         [2.65]%     [5.32]       [5.61]     3/10-3/15      Subordinate      30/ 360     24 day
   M4(4)       [1,589]           [%]         [1.90]%     [5.32]       [5.46]     3/10-3/15      Subordinate      30/ 360     24 day
   M5(4)       [1,072]           [%]         [1.40]%     [5.26]       [5.26]     3/10-3/15      Subordinate      30/ 360     24 day
====================================================================================================================================

(1)   Bond sizes are subject to a permitted variance of +/-10% in the aggregate.

(2)   Based on the Pricing Speed.

(3) The interest rates for the Class 4A-A1 and Class 4B-A1 Certificates for any Accrual Period will equal the lesser of (1) the rate described above and (2) 7.00% per annum.

(4)   Not offered Classes.

(5) Notional amount is based on the Class Principal Amount of the Class 4A-A1 Certificates, in the case of the Class 4A-AIO Certificates and on the Class Principal Amount of the Class 4B-A1 Certificates, in the case of the Class 4B-AIO Certificates.

-------------------------                              -------------------------
          4A-A1                                                 4B-A1
        [Aaa/AAA]                                             [Aaa/AAA]
         L + []%                                                L + []%
--------------------------------------------------------------------------------
                                       M1
                                      [TBD]
                                       []%
--------------------------------------------------------------------------------
                                       M2
                                      [TBD]
                                       []%
--------------------------------------------------------------------------------
                                       M3
                                      [TBD]
                                       []%
--------------------------------------------------------------------------------
                                       M4
                                      [TBD]
                                       []%
--------------------------------------------------------------------------------
                                       M5
                                      [TBD]
                                       []%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

             Class 4A-A1 Discount Margin Table (Discount Margins are
                 expressed in basis points) (1) (2) Price = 100%

------------------------------------------------------------------------------------------------------------------------------------
                          50% PPC        75% PPC         100% PPC       125% PPC        150% PPC        175% PPC       200% PPC
                      --------------------------------------------------------------------------------------------------------------
 Discount Margin            31             31              31              31              32              32              32
     WAL to Call           6.00           4.08            3.04            2.38            1.92            1.57            1.31
    Mod Duration          4.530           3.324           2.587           2.086           1.720           1.431           1.209
Principal Window      03/07 - 12/22   03/07 - 01/18   03/07 - 03/15   03/07 - 06/13   03/07 - 04/12   03/07 - 05/11   03/07 - 10/10
------------------------------------------------------------------------------------------------------------------------------------

             Class 4B-A1 Discount Margin Table(Discount Margins are
                 expressed in basis points) (1) (2) Price = 100%

------------------------------------------------------------------------------------------------------------------------------------
                          50% PPC        75% PPC         100% PPC       125% PPC        150% PPC        175% PPC       200% PPC
                      --------------------------------------------------------------------------------------------------------------
 Discount Margin            31             31              31             31               32              32             32
     WAL to Call           6.10           4.14            3.09           2.42             1.96            1.61           1.34
    Mod Duration          4.593           3.371           2.626          2.121            1.752           1.462          1.238
Principal Window      03/07 - 12/22   03/07 - 01/18   03/07 - 03/15   03/07 - 06/13   03/07 - 04/12   03/07 - 05/11   03/07 - 10/10
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes an interest rate of Libor + 0.30% for Class 4A-A1 and Class 4B-A1 and Libor =5.32%

(2)   To 10% Optional Redemption


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Structure:                          Senior/ Subordinate with
                                    Overcollateralization.

Pricing Speed:                      Group 4A: 100% PPC
                                    Group 4B: 100% PPC
                                    100% of the Prepayment Assumption ("PPC") assumes that, based on the age of the mortgage loan, prepayments start at 10% CPR in month one, increase by approximately
                                    1.36% each month to 25% CPR in month 12 and remain at 25% CPR thereafter.

Mortgage Pools:                     The Mortgage Pools consists of approximately
                                    1079 conventional, first lien, fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance of approximately $211,896,714 as of the Statistical Cut-off Date. Certain characteristics of the mortgage loans are described on page 15-38 of this termsheet, subject to a permitted variance of +/- 10% in the aggregate.

Credit Enhancement:                 The initial credit support ("C/E") for a
                                    class equals (i) the percentage of the
                                    certificates subordinate to such class plus
                                    (ii) the initial overcollateralization
                                    ("O/C") amount. Rating levels are subject to final approval.

                                    The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates.

Ratings: All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two of three rating agencies.

Closing Date:                       February 28, 2007

Cut-off Date:                       February 1, 2007

Statistical Cut-off Date:           January 1, 2007

Distribution Date:                  The 25th day of each month, or if the 25th
                                    day is not a business day, on the next
                                    succeeding business day, beginning on March
                                    26, 2007.

Servicing Fee:                      All loans have servicing fees of either
                                    0.25% or 0.375% per annum.

Master Servicer:                    Aurora Loan Services LLC (an affiliate of
                                    Lehman Brothers).

Senior Certificates:                Class 4A-A1, Class 4A-AIO, Class 4B-A1 and
                                    Class 4B-AIO Certificates

Group 4A Senior Certificates:       Class 4A-A1and Class 4A-AIO Certificates

Group 4B Senior Certificates:       Class 4B-A1 and Class 4B-AIO Certificates

Subordinate Certificates:           Class M1, Class M2, Class M3, Class M4 and
                                    Class M5 Certificates

The Certificates:                   The Senior Certificates and the Subordinate
                                    Certificates.

ERISA Eligibility:                  The Senior Certificates are expected to be
                                    ERISA eligible.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate:                      The Interest Rate for the Class 4A-A1, Class
                                    4B-A1, Class 4A-AIO and Class 4B-AIO
                                    Certificates for any Accrual Period will be equal to the rate described in the table on page 3 of this termsheet. The interest rates for the Class 4A-A1 and Class 4B-A1
                                    Certificates for any Accrual Period will equal the lesser of (1) the rate described on page 3, (2) 7.00% per annum. The Interest
                                    Rate for the Subordinate Certificates for any Accrual Period will be equal to the rate described in the table on page 3 of this termsheet.

Legal Final Maturity:               March 25, 2037

Optional Redemption:                The transaction can be called by the Master
                                    Servicer on any Distribution Date following the month in which the aggregate loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date aggregate loan principal balance.

Overcollaterization Release         For any Distribution Date, an amount equal
Amount:                             to the lesser of (x) the Principal
                                    Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date
                                    (calculated for this purpose on the basis of the assumption that 100% of the Principal
                                    Remittance Amount for such date is applied in reduction of the Certificate Principal
                                    Amounts) exceeds (2) the Target OC Amount.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rates for the Class 4A-A1 and Class 4B-A1 Certificates will be equal to the rate set on page 3. The interest rates for the Class 4A-A1 and Class 4B-A1 Certificates for any Accrual Period will equal the lesser of (1) the rate described on page 3 and (2) 7.00% per annum. The Interest Rates for the Class 4A-AIO, Class 4B-AIO and Subordinate Certificates will be equal to the rates set on page 3. Interest for the Class 4A-A1 and Class 4B-A1 Certificates, Class 4A-AIO and Class 4B-AIO Certificates and the Subordinate Certificates will be calculated on an 30/360 basis.

The "Accrual Period" for the Class 4A-A1 and Class 4B-A1 Certificates, the Class 4A-AIO and Class 4B-AIO Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on February 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The "Accrual Period" for the Subordinate Certificates for each Distribution Date will be the calendar month immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1) To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2) To pay Current Interest and Carryforward Interest to the Class 4A-A1 Certificates and the Class 4A-AIO Certificates from the Group 4A interest remittance amount on a pro rata basis (the "Pool 4A Monthly Excess Interest" amount shall be any such Group 4A interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Class 4A-A1 Certificates and the Class 4A-AIO Certificates);

(3) To pay Current Interest and Carryforward Interest to the Class 4B-A1 Certificates and the Class 4B-AIO Certificates from the Group 4B interest remittance amount on a pro rata basis (the "Pool 4B Monthly Excess Interest" amount shall be any such Group 4B interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Class 4B-A1 Certificates and the Class 4B-AIO Certificates);

(4) The sum of the Pool 4A Monthly Excess Interest and the Pool 4B Monthly Excess Interest will be deemed "Pool 4A-4B Monthly Excess Interest" and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth under "Principal Payment Priority" below will be distributed as "Monthly Excess Cashflow" as follows:

            i) To pay Current Interest and Carryforward Interest to the Class 4A-A1 and Class 4B-A1 Certificates and the Class 4A-AIO and Class 4B-AIO Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

            ii) To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority;

            iii) To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

            iv) To the Class 4A-A1 Certificates and the Class 4B-A1 Certificates, concurrently, in proportion to the aggregate Class Principal Amount of the Class 4A-A1 Certificates and the Class 4B-A1 Certificates, after giving effect to principal distributions described below, up to a specified target amount for such Distribution Date, in each case in accordance with the priorities set forth under "Principal Payment Priority" below, in reduction of their respective Class Principal Amounts, until reduced to zero;

            v) To the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described below, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under "Principal Payment Priority" below, until each such class has been reduced to zero;

            vi) Concurrently, on a pro-rata basis, to the Class 4A-A1 and Class 4B-A1 Certificates any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE


            vii) To pay sequentially, in order of seniority, to the Subordinate Certificates any Deferred Amounts;

            viii) To pay the holder of the Class X Certificates in accordance with the Trust Agreement; and

            ix)   To the Class R Certificates, any remaining amount.

The "Senior Proportionate Percentage" is defined as: for Pool 4A with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 4A for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 4A and Pool 4B for such date. For Pool 4B with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 4B for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 4A and Pool 4B for such date.

The "Principal Distribution Amount" for any Distribution Date and for each Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Overcollateralization Release Amount attributable to such Mortgage Pool based on the Senior Proportionate Percentage for such Mortgage Pool, if any, for such Distribution Date.

The "Pool 4A Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 4A, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 4A for the immediately preceding Distribution Date.

The "Pool 4B Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 4B, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 4B for the immediately preceding Distribution Date.

The "Net Mortgage Rate" with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

      1)    To pay concurrently to the following:

            A) The Principal Distribution Amount from Group 4A, to the Class 4A-A1 Certificates, until reduced to zero;

            B) The Principal Distribution Amount from Group 4B, to the Class 4B-A1 Certificates, until reduced to zero;

      4) If the Senior Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates) related to either group have all been retired, all principal from such group will be allocated to the Senior Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates) of the unrelated group, to be paid in the order described above, until all such Senior Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates) have been reduced to zero;

      5) All remaining principal will be allocated to the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, sequentially and in that order, until reduced to zero; and

      6) For application as part of Monthly Excess Cashflow for such Distribution Date.

II. On or after the Stepdown Date and as long as a Trigger Event is not in effect:

      1) All principal from each Group will be allocated to the related Senior Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates), to be paid as described in clause (I)(1) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates) in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

      2) If the Senior Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates) related to either group have been retired, all principal from such group will be allocated to the Senior Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates) of the unrelated group, after giving effect to principal distributions described above, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

      3) All remaining principal will be allocated to the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the initial related targeted credit enhancement percentage; and

      4) For application as part of Monthly Excess Cashflow for such Distribution Date.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

"Current Interest" for any Class of Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates), as applicable, for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount of that Class, as applicable.

Carryforward Interest

"Carryforward Interest" for each Class of Certificates (other than the Class 4A-AIO or Class 4B-AIO Certificates), as applicable, for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class, as applicable, for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class, as applicable, on such immediately preceding Distribution Date, and
(2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Trigger Events

A "Trigger Event" will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

   Distribution Date                             Loss Percentage
   -----------------                             ---------------

March 2010 to February 2011         [ ]% for the first month, plus an additional
                                    1/12th of [ ]% for each month thereafter

March 2011 to February 2012         [ ]% for the first month, plus an additional
                                    1/12th of [ ]% for each month thereafter

March 2012 to February 2013         [ ]% for the first month, plus an additional
                                    1/12th of [ ]% for each month thereafter

March 2013 and thereafter           [ ]%

The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

"Cumulative Realized Losses" with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by
(y) the Cut-off Date Balance of the loans.

The "Senior Enhancement Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage before giving effect to distributions on that Distribution Date to the certificates is greater than or equal to approximately 18.41% (the "Targeted Senior Enhancement Percentage") or
(ii) the 37th Distribution Date.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Class 4A-A1 Certificates (in the case of losses in Pool 4A) and the Class 4B-A1 Certificates (in the case of losses in Pool 4B). The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an "Applied Loss Amount".

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the "Deferred Amount" for each Class of Certificates (other than the Class 4A-AIO and Class 4B-AIO Certificates) will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds
(y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A "Subsequent Recovery" is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates (other than the Class 4A-AIO and Class 4B-AIO Certificates) will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates (other than the Class 4A-AIO and Class 4B-AIO Certificates) will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution until the Class M5 Certificates, the Class M4, the Class M3 Certificates, the Class M2 Certificates, the Class M1 Certificates, and then the Group 4A Senior Certificates (other than the Class 4A-AIO Certificates) (in the case of losses in Pool 4A) and the Group 4B Senior Certificates (other than the Class 4B-AIO Certificates) (in the case of losses in Pool 4B) have been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount
(Overcollateralization or "OC"). Excess interest will be used to create and maintain the OC Target.

The "OC Target" with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [1.40]% of the aggregate pool balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [1.40]% of the aggregate pool balance as of the Cut-off Date and (b) the product of [2.80]% of the aggregate pool balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The "OC Floor" is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                                    Contacts
--------------------------------------------------------------------------------
MBS Trading and Structuring          Rich McKinney                (212) 526-8320
                                     Khalil Kanaan                (212) 526-8320
                                     Sandeep Bharatwaj            (212) 526-8320
                                     Jeffrey Winkler              (212) 526-8320

MBS Banking                          Mike Hitzmann                (212) 526-5806
                                     Maxine Wolfowitz             (212) 526-2751
                                     Kejian Wu                    (212) 526-4005
                                     Christopher Del Medico       (212) 526-3374
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

------------------------------------------------------------------------------------------------------------------------------------
                                             LXS 2007-3 Collateral Summary - Group 4A *
------------------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                      644         Occupancy Status
Total Outstanding Loan Balance                    $125,667,090         Primary Home                                 83.96% +/- 1.00%
Average Loan Principal Balance               $195,135+/ -3.00%         Investment                                   12.97% +/- 1.00%
Percentage of Loans with                                               Second Home                                   3.06% +/- 1.00%
  Prepayment Penalties                       100.00% +/- 1.00%
Weighted Average Coupon                      8.036% +/- 0.050%
Weighted Average Original Term (mo.)                 359 +/- 1
Weighted Average Remaining Term (mo.)**              356 +/- 1         Geographic Distribution
Weighted Average Loan Age (mo.)**                      3 +/- 1         (Other states account individually
                                                                       for less than 5% of the Statistical
                                                                       Cut-off Date principal balance.)
Weighted Average Original LTV                 87.92% +/- 1.00%
Original LTV > 80 and no MI (whole pool)       0.09% +/- 0.20%         CA                                           14.62% +/- 1.50%
Weighted Average FICO                                655 +/- 2         FL                                           12.12% +/- 1.50%
                                                                       NY                                            6.05% +/- 1.50%
Prepayment Penalty (years)***
0.001 - 1.000                                  4.27% +/- 1.00%
1.001 - 2.000                                 11.58% +/- 1.00%         Lien Position
2.001 - 3.000                                 84.15% +/- 1.00%         First                                                 100.00%
------------------------------------------------------------------------------------------------------------------------------------

* The Mortgage Loan data is shown herein as of the Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

**    As of the Cut-Off Date

*** Be advised that Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A. ("Wells Fargo"), has instituted a policy of waiving prepayment penalties payable by a borrower on each mortgage loan originated through Wells Fargo's retail or wholesale channel and which is refinanced through Wells Fargo's retail channel on or after the one year anniversary of the related note date. If a borrower either (i) refinances prior to the one year anniversary or (ii) refinances at any time through a third-party channel such as a mortgage broker, then the prepayment penalty will not be waived. All borrowers whose first-lien mortgage loans were originated through Wells Fargo's retail and wholesale channels have been notified of this prepayment penalty waiver policy. Notwithstanding the foregoing, Wells Fargo will agree to pay to the owner of each such mortgage loan the full amount of any prepayment penalty due but waived in accordance with that policy.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                      Collateral Characteristics - Group 4A
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          ($)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
0.01 to 50,000.00                      42     $  1,605,313.57             1.28%
50,000.01 to 100,000.00               121        9,052,027.46             7.20
100,000.01 to 150,000.00              128       16,089,429.69            12.80
150,000.01 to 200,000.00              115       20,086,171.95            15.98
200,000.01 to 250,000.00               80       18,044,584.94            14.36
250,000.01 to 300,000.00               36        9,866,874.34             7.85
300,000.01 to 350,000.00               40       12,994,827.66            10.34
350,000.01 to 400,000.00               20        7,565,916.46             6.02
400,000.01 to 450,000.00               26       10,978,449.97             8.74
450,000.01 to 500,000.00               20        9,710,917.13             7.73
500,000.01 to 550,000.00                4        2,077,495.52             1.65
550,000.01 to 600,000.00                6        3,404,985.27             2.71
600,000.01 to 650,000.00                4        2,483,579.19             1.98
650,000.01 to 700,000.00                1          697,119.08             0.55
1,000,000.01 to 1,250,000.00            1        1,009,398.13             0.80
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:       $   19,069
Maximum:       $1,009,398
Average:       $  195,135


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          ($)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
7.001 to 7.500                        120     $ 26,585,389.04            21.16%
7.501 to 8.000                        203       48,103,156.26            38.28
8.001 to 8.500                        165       29,632,901.74            23.58
8.501 to 9.000                        107       16,117,337.41            12.83
9.001 to 9.500                         34        3,616,534.98             2.88
9.501 to 10.000                        13        1,466,482.63             1.17
10.001 to 10.500                        2          145,288.30             0.12
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:            7.375%
Maximum:           10.250%
Weighted Average:   8.036%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
171 to 180                             12     $    801,619.03             0.64%
301 to 360                            632      124,865,471.33            99.36
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:              180
Maximum:              360
Weighted Average:     359

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
180 and Below                          12     $    801,619.03             0.64%
241 to 360                            632      124,865,471.33            99.36
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:              177
Maximum:              358
Weighted Average:     356

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
1 to 12                               643     $125,603,403.73            99.95%
13 to 24                                1           63,686.63             0.05
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:                2
Maximum:               16
Weighted Average:       3


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          ($)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
30.001 to 40.000                        1     $    188,303.29             0.15%
40.001 to 50.000                        8          727,344.89             0.58
50.001 to 60.000                        9        1,673,939.67             1.33
60.001 to 70.000                       19        4,085,110.55             3.25
70.001 to 80.000                      116       20,486,489.57            16.30
80.001 to 90.000                      252       51,349,436.52            40.86
90.001 to 100.000                     239       47,156,465.87            37.52
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:           34.550%
Maximum:          100.000%
Weighted Average:  87.924%

--------------------------------------------------------------------------------
                          Combined Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          ($)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
30.001 to 40.000                        1     $    188,303.29             0.15%
40.001 to 50.000                        8          727,344.89             0.58
50.001 to 60.000                        8        1,471,006.81             1.17
60.001 to 70.000                       17        3,501,365.31             2.79
70.001 to 80.000                      110       18,751,154.22            14.92
80.001 to 85.000                       40        8,390,701.37             6.68
85.001 to 90.000                      214       43,609,992.13            34.70
90.001 to 95.000                      206       42,014,849.91            33.43
95.001 to 100.000                      40        7,012,372.43             5.58
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:           34.550%
Maximum:          100.000%
Weighted Average:  88.371%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Primary Mortgage Insurance Carrier
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
None                                    1      $   113,226.86             0.11%
Mortgage Guaranty Insurance Corp.     206       50,714,123.46            51.48
PMI                                   268       45,326,743.10            46.01
United Guaranty Residential
  Insurance Corp.                       7          995,552.78             1.01
Radian Guaranty                         9        1,356,256.19             1.38
--------------------------------------------------------------------------------
Total:                                491      $98,505,902.39           100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%

--------------------------------------------------------------------------------
                      Primary Mortgage Insurance Percentage
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
N/A                                     1      $   113,226.86             0.11%
12.000                                 41        8,668,861.23             8.80
25.000                                209       42,503,661.80            43.15
30.000                                206       41,638,536.54            42.27
35.000                                 34        5,581,615.96             5.67
--------------------------------------------------------------------------------
Total:                                491      $98,505,902.39           100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
               Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
601 to 620                             16     $  3,737,107.80             2.97%
621 to 640                            222       44,506,838.18            35.42
641 to 660                            166       32,807,624.25            26.11
661 to 680                            139       26,857,879.65            21.37
681 to 700                             42        7,515,702.06             5.98
701 to 720                             28        4,483,875.64             3.57
721 to 740                             15        2,501,140.50             1.99
741 to 760                             12        2,619,056.68             2.08
761 to 780                              2          186,784.54             0.15
781 to 800                              1          151,907.92             0.12
821 to 840                              1          299,173.14             0.24
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

Minimum:              620
Maximum:              822
Weighted Average:     655


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Purchase                              186     $ 30,377,930.25            24.17%
Cash Out Refinance                    359       77,039,759.09            61.30
Rate/Term Refinance                    99       18,249,401.02            14.52
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Single Family                         558     $109,908,194.71           87.46%
Two-to-Four Family                     52       10,660,709.94             8.48
Condominium                            34        5,098,185.71             4.06
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
CA                                     52     $ 18,369,841.28            14.62%
FL                                     71       15,225,347.62            12.12
NY                                     30        7,599,575.57             6.05
PA                                     45        6,223,428.88             4.95
VA                                     25        5,993,928.08             4.77
MN                                     31        5,906,570.67             4.70
MD                                     22        5,529,157.57             4.40
AZ                                     20        4,322,707.24             3.44
TX                                     33        4,070,830.30             3.24
WA                                     15        3,993,060.30             3.18
Other                                 300       48,432,642.85            38.54
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
0                                     614     $116,446,526.82            92.66%
60                                     25        7,867,313.54             6.26
120                                     4          948,250.00             0.75
180                                     1          405,000.00             0.32
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Balloon                               181     $ 45,196,653.96            35.97%
Fully Amortizing                      463       80,470,436.40            64.03
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36           100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
     (Years)                         Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
1.000                                  26     $  5,363,446.10             4.27%
2.000                                  78       14,555,381.49            11.58
3.000                                 540      105,748,262.77            84.15
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36          100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Stated Documentation                  340     $ 65,972,494.63            52.50%
No Ratio Documentation                115       26,548,590.77            21.13
Full Documentation                    136       22,977,191.94            18.28
No Documentation                       53       10,168,813.02             8.09
--------------------------------------------------------------------------------
Total:                                644     $125,667,090.36          100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Fixed Rate                            463      $80,470,436.40            64.03%
Balloon                               181       45,196,653.96            35.97
--------------------------------------------------------------------------------
Total:                                644      $125,667,090.36          100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4A (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
WELLS FARGO HOME MORTGAGE             644      $125,667,090.36          100.00%
--------------------------------------------------------------------------------
Total:                                644      $125,667,090.36          100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

------------------------------------------------------------------------------------------------------------------------------------
                                              LXS 2007-3 Collateral Summary- Group 4B*
------------------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                      435         Occupancy Status
Total Outstanding Loan Balance                     $86,229,623         Primary Home                                 52.74% +/- 1.00%
Average Loan Principal Balance                $198,229+/-3.00%         Investment                                   45.92% +/- 1.00%
Percentage of Loans with                                               Second Home                                   1.34% +/- 1.00%
  Prepayment Penalties                       100.00% +/- 1.00%
Weighted Average Coupon                      8.100% +/- 0.050%
Weighted Average Original Term (mo.)                 360 +/- 1
Weighted Average Remaining Term (mo.)**              357 +/- 1         Geographic Distribution
Weighted Average Loan Age (mo.)**                       3+/- 1         (Other states account individually for
                                                                       less than  5% of the Statistical Cut-off
                                                                       Date principal balance.)
Weighted Average Original LTV                81.42 % +/- 1.00%
Original LTV > 80 and no MI (whole pool)       0.31% +/- 0.20%         FL                                           19.39% +/- 1.50%
Non-Zero Weighted Average FICO                       692 +/- 2         CA                                           13.48% +/- 1.50%
                                                                       TX                                           11.36% +/- 1.50%
Prepayment Penalty (years)                                             NY                                            7.88% +/- 1.50%
0.001 - 1.000                                 29.97% +/- 1.00%
1.001 - 2.000                                  2.35% +/- 1.00%
2.001 - 3.000                                 65.53% +/- 1.00%         Lien Position
4.001 - 5.000                                  2.15% +/- 1.00%         First                                                 100.00%
------------------------------------------------------------------------------------------------------------------------------------

* The Mortgage Loan data is shown herein as of the Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

**    As of the Cut-Off Date


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                      Collateral Characteristics - Group 4B
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          ($)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
0.01 to 50,000.00                      39      $ 1,524,602.65             1.77%
50,000.01 to 100,000.00               124        8,981,774.30            10.42
100,000.01 to 150,000.00               85       10,550,177.36            12.23
150,000.01 to 200,000.00               53        9,309,333.86            10.80
200,000.01 to 250,000.00               27        6,180,522.62             7.17
250,000.01 to 300,000.00               20        5,444,144.28             6.31
300,000.01 to 350,000.00               12        3,888,525.40             4.51
350,000.01 to 400,000.00               11        4,141,762.57             4.80
400,000.01 to 450,000.00               17        7,326,227.30             8.50
450,000.01 to 500,000.00               17        8,031,813.25             9.31
500,000.01 to 550,000.00                6        3,166,240.35             3.67
550,000.01 to 600,000.00                4        2,270,989.39             2.63
600,000.01 to 650,000.00                8        5,021,536.90             5.82
650,000.01 to 700,000.00                3        2,027,095.47             2.35
700,000.01 to 750,000.00                4        2,931,578.60             3.40
750,000.01 to 800,000.00                2        1,552,800.00             1.80
850,000.01 to 900,000.00                1          853,249.62             0.99
1,000,000.01 to 1,250,000.00            1        1,172,250.00             1.36
1,750,000.01 to 2,000,000.00            1        1,855,000.00             2.15
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:       $   21,594
Maximum:       $1,855,000
Average:       $  198,229


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          (%)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
7.001 to 7.500                         76      $17,167,818.70            19.91%
7.501 to 8.000                        155       34,677,600.68            40.22
8.001 to 8.500                         87       14,643,154.37            16.98
8.501 to 9.000                         78       13,316,980.62            15.44
9.001 to 9.500                         22        3,044,633.53             3.53
9.501 to 10.000                        16        2,919,616.86             3.39
10.501 to 11.000                        1          459,819.16             0.53
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:           7.300%
Maximum:           10.550%
Weighted Average:   8.100%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
301 to 360                            435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:              360
Maximum:              360
Weighted Average:     360

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
241 to 360                            435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:              329
Maximum:              360
Weighted Average:     357

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
0 and Below                             4      $ 1,475,900.00             1.71%
1 to 12                               430       84,639,404.77            98.16
25 to 36                                1          114,319.15             0.13
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:                0
Maximum:               31
Weighted Average:       3


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          (%)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
20.001 to 30.000                        1      $   191,350.00             0.22%
30.001 to 40.000                        1           99,847.34             0.12
40.001 to 50.000                        3          419,695.73             0.49
50.001 to 60.000                        9        3,007,837.37             3.49
60.001 to 70.000                       26        5,914,790.00             6.86
70.001 to 80.000                      267       54,649,885.50            63.38
80.001 to 90.000                       31        5,785,239.24             6.71
90.001 to 100.000                      97       16,160,978.74            18.74
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:           25.530%
Maximum:          100.000%
Weighted Average:  81.422%

--------------------------------------------------------------------------------
                          Combined Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          (%)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
30.001 to 40.000                        2      $   291,197.34             0.34%
40.001 to 50.000                        3          419,695.73             0.49
50.001 to 60.000                        9        3,007,837.37             3.49
60.001 to 70.000                       16        3,591,270.72             4.16
70.001 to 80.000                       90       17,832,197.89            20.68
80.001 to 85.000                       11        3,453,058.36             4.00
85.001 to 90.000                       94       18,257,225.41            21.17
90.001 to 95.000                       83       11,494,244.53            13.33
95.001 to 100.000                     127       27,882,896.57            32.34
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:           33.330%
Maximum:           100.00%
Weighted Average:  88.697%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Primary Mortgage Insurance Carrier
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
None                                    2      $   265,100.00             1.21%
GE                                      2           89,839.45             0.41
Mortgage Guaranty Insurance Corp.       5        1,035,464.86             4.72
PMI                                    83       13,837,120.40            63.05
Republic Mortgage Insurance Corp.      18        2,770,445.94            12.62
Radian Guaranty                         2          204,932.38             0.93
Triad Guaranty Insurance Company       10        2,514,541.01            11.46
Amerin Guaranty Corp.                   6        1,228,773.94             5.60
--------------------------------------------------------------------------------
Total:                                128      $21,946,217.98           100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%


--------------------------------------------------------------------------------
                      Primary Mortgage Insurance Percentage
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
          (%)                        Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
N/A                                     2      $   265,100.00             1.21%
12.000                                  2          525,993.97             2.40
15.000                                  1          228,908.55             1.04
17.000                                  4          563,438.04             2.57
25.000                                 14        1,625,457.60             7.41
30.000                                 30        5,639,210.05            25.70
35.000                                 15        3,022,398.51            13.77
40.000                                 60       10,075,711.26            45.91
--------------------------------------------------------------------------------
Total:                                128      $21,946,217.98           100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
601 to 620                              4      $ 1,093,528.52             1.27%
621 to 640                             45        9,255,687.96            10.73
641 to 660                             48       12,261,445.40            14.22
661 to 680                             76       14,872,322.60            17.25
681 to 700                             71       14,052,340.68            16.30
701 to 720                             52       11,706,624.36            13.58
721 to 740                             50        8,710,293.09            10.10
741 to 760                             38        8,090,949.17             9.38
761 to 780                             26        3,280,878.35             3.80
781 to 800                             14        1,659,798.25             1.92
801 to 820                             11        1,245,755.54             1.44
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

Minimum:              612
Maximum:              817
Weighted Average:     692


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Purchase                              255      $44,362,681.50            51.45%
Cash Out Refinance                    131       33,216,112.35            38.52
Rate/Term Refinance                    49        8,650,830.07            10.03
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Single Family                         246      $49,918,516.76            57.89%
Planned Unit Development               60       12,521,012.71            14.52
Two-to-Four Family                     94       17,669,216.06            20.49
Condominium                            34        6,022,878.39             6.98
Townhouse                               1           98,000.00             0.11
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE


--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
FL                                     61      $16,722,136.39            19.39%
CA                                     34       11,623,889.31            13.48
TX                                     78        9,793,871.29            11.36
NY                                     26        6,792,460.68             7.88
CO                                     11        3,264,925.26             3.79
VA                                      6        3,164,826.56             3.67
OH                                     38        3,025,292.07             3.51
MD                                      6        2,535,789.48             2.94
CT                                      8        2,033,064.83             2.36
UT                                     10        1,982,623.80             2.30
Other                                 157       25,290,744.25            29.33
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
        (Months)                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
  0                                   299      $52,238,003.41            60.58%
 60                                    24        8,527,756.99             9.89
120                                   112       25,463,863.52            29.53
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Balloon                                40      $ 8,711,941.57            10.10%
Fully Amortizing                      395       77,517,682.35            89.90
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE


--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
     (Years)                         Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
0.333                                   1      $   174,270.57             0.20%
0.417                                   6          751,633.13             0.87
0.500                                   4        1,104,369.03             1.28
1.000                                 131       23,814,010.44            27.62
2.000                                  11        2,027,045.19             2.35
3.000                                 265       56,507,239.58            65.53
5.000                                  17        1,851,055.98             2.15
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Stated Documentation                  286      $54,726,235.60            63.47%
Full Documentation                     80       13,572,762.52            15.74
No Documentation                       44        9,467,009.63            10.98
No Ratio Documentation                 24        8,349,297.02             9.68
Limited Documentation                   1          114,319.15             0.13
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
Fixed Rate                            395      $77,517,682.35            89.90%
Balloon                                40        8,711,941.57            10.10
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics - Group 4B (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                                                                       % of Pool
                                    Mortgage      Principal            Principal
                                     Loans       Balance ($)            Balance
--------------------------------------------------------------------------------
AURORA LOAN SERVICES LLC              144      $34,881,341.39            40.45%
INDYMAC BANK                          105       25,795,419.93            29.91
GREENPOINT MORTGAGE                   183       24,573,443.45            28.50
MORTGAGE STORE                          2          865,100.00             1.00
IMPAC                                   1          114,319.15             0.13
--------------------------------------------------------------------------------
Total:                                435      $86,229,623.92           100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.